UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2005

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the December 8, 2005 meeting of the Board of Directors of the company, the Management Development and Compensation Committee (the “Committee”) recommended, and the Board approved, changes to the company’s executive retirement program. Under the changes, described more fully below, supplemental retirement benefits for newly elected executive officers will be limited to employer contributions to a defined contribution excess plan designed to compensate officers for IRS limits on the amount of compensation eligible for employer contributions under the company’s tax qualified retirement plans, along with transitional contributions available in limited circumstances to compensate selected executives for pension benefits foregone as a result of leaving a previous employer to work for the company.

Amendments to SERP

The Executive Supplemental Retirement Benefit Program (the “SERP”), which provides supplemental retirement benefits to executive officers of the company, was amended, effective December 8, 2005, to close the plan to new participants. New executive officers will instead participate in the Supplemental Savings Plan (the “SSP”) and the newly adopted Executive Savings Plan (the “ESP”), which is described below. The SERP was also amended to comply with the new regulations of Section 409A of the Internal Revenue Code governing deferred compensation. The amendments clarified that retirement benefits payable from other employers are only offset from the SERP benefit in cases where the executive receives credit for service with the previous employer in calculating his or her SERP benefit. The amendments also clarified that the plan administrator could determine that the SERP benefit be forfeited in circumstances where the executive has caused the company or the executive to be in material violation of any law or regulation.

Amendments to Supplemental Savings Plan

The SSP, which provides company contributions to compensate participants in the company’s qualified retirement plans for employer contributions lost under those plans as a result of the limitations of Section 401(a)(17) of the Internal Revenue Code on the amount of compensation eligible for employer contributions, was amended to provide that participants in the SSP will now include officers who do not actively participate in the SERP. Effective January 1, 2006, the limit on annual compensation that is eligible for company contributions under the SSP will be raised from $235,000 to $250,000. The SSP was also amended to comply with the new regulations of Section 409A of the Internal Revenue Code governing deferred compensation. The amendments also clarified certain provisions related to plan administration.

Adoption of Executive Savings Plan

The ESP was adopted, effective January 1, 2006, to replace the SERP as a supplemental retirement plan for executive officers elected on or after December 8, 2005. Under the ESP, executive officers other than officers elected to the positions of Vice President & Controller, Vice President & Treasurer and Vice President & Internal Auditor shall be eligible to receive a basic company contribution and a matching company contribution. The basic contribution will be a percentage of the participant’s eligible compensation equal to the basic company contribution under the Employee Stock Ownership Plan (the “ESOP”), which is currently 3%, and the matching contribution will be a percentage of the participant’s eligible compensation equal to the maximum matching contribution under the Savings Plan of American Standard Inc. and Participating Subsidiary Companies (the “Savings Plan”), which is currently 6%. The amount of compensation eligible for basic and matching contributions under the ESP is the amount of compensation (as that term is defined in the ESOP) in excess of annual compensation eligible for employer contributions under the SSP, which, as of January 1, 2006, is $250,000.

The Committee may determine that certain executive officers and other executives are eligible for a transitional benefit under the plan to compensate them for the shortfall between their projected pension benefit under a previous employer’s pension plans and the sum of their accrued benefit under the previous employer’s plans and their projected benefits under the company’s retirement plans. Transition benefits shall be in the form of transitional contributions equal to a percentage of the executive’s ESP eligible compensation in such amounts and for such period of time as the Committee determines is appropriate under the circumstances in accordance with plan provisions.

Basic, matching and transitional contributions will be credited to a participant’s plan account and deemed invested in those investment options selected by each participant in accordance with rules established by the plan administrator from a group of investment options designated by the company’s Treasurer. The investment options available initially will include a money market or fixed interest rate fund, a bond fund, a large cap U.S. equity fund, a medium or small cap U.S. equity fund and an international equity fund. Participants can change the investment options in which their contributions are invested according to rules established from time to time by the plan administrator. Unlike the SERP, where the amount of the benefit payable at retirement is determined by a formula, the benefit payable under the ESP will be determined by the investment experience of the investment options to which participants directs their company contributions. Basic and matching contributions will vest after five years service with the company. Transitional contributions will be vested when made unless the Committee determines otherwise. In the event of a change of control of the company (as defined in the company’s 2002 Omnibus Incentive Plan or any successor plan), all contributions shall fully vest and the company shall become obligated to fully fund all accrued benefits under the plan through a grantor trust. Contributions and associated earnings will be subject to forfeiture if a participant leaves the company before the contribution is vested or, at the discretion of the Committee, if the participant engages in certain behavior deemed injurious to the company. Participants will receive a distribution of their ESP account balance in a lump sum thirty days after they terminate their employment with the company, except that any participants deemed “key employees” within the meaning of Section 409A of the Internal Revenue Code, as amended, will have their distribution delayed until six months after their employment terminates for any reason other than death or “disability” as defined under Section 409A.

ITEM 7.01    REGULATION FD DISCLOSURE

The information included in Item 8.01 of this Form 8-K is incorporated herein by reference.

ITEM 8.01    OTHER MATTERS

On December 7, 2005, a jury for the United States District Court in Colorado returned a favorable verdict for the company in its lawsuit alleging fraud by Haynes Trane Service Agency, Inc. (HTSA), a former distributor of the company’s unitary air conditioning business. Damages will be determined by the court at a later date.

The jury also returned an advisory verdict recommending that the court award Fred Haynes $4.78 million, because they concluded that the company wrongfully terminated an agency agreement with Mr. Haynes, the owner of HTSA, after discovering HTSA’s fraudulent activities in 1995. The trial judge is responsible for issuing a ruling on the merits of this claim. However, he indicated that he will not do so for at least 30 days to give the parties an opportunity to resolve their differences.

Based on the facts and circumstances described above, the outcome of this litigation is not expected to have a material financial impact on the company.

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INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this report including, without limitation statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” and other words of similar meaning. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the company will be those anticipated by management. For information about additional factors which could cause actual results to differ materially from expectations and other risks and uncertainties that could adversely affect the company’s results, please refer to the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ MARY ELIZABETH GUSTAFSSON
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: December 8, 2005